Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Teledyne Technologies Incorporated and the effectiveness of Teledyne Technologies Incorporated’s internal control over financial reporting dated February 27, 2018, appearing in the Annual Report on Form 10-K of Teledyne Technologies Incorporated for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

April 27, 2018